Exhibit 10.1

                                 AMENDMENT NO. 1
                          Dated as of November 2, 2006
                                       to
                                    Agreement
                                     Between
                                James D. Rickard
                                       and
                     Community Bank Shares of Indiana, Inc.
                               Dated July 26, 2000

      James D. Rickard ("Executive") and Community Bank Shares of Indiana, Inc. ("Employer") (collectively, the "Parties") agree as follows:

                              PRELIMINARY STATEMENT

      The Parties entered into a certain Agreement dated July 26, 2000 (the "Agreement") in connection with the employment of the Executive by the Employer. The Parties have agreed to amend the Agreement in the manner set forth below in order to comply with changes in federal income tax laws that have occurred since the Agreement was entered into and in consideration of Employer's grant of performance units to Executive under Employer's Performance Units Plan.

      NOW THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereby agree as follows:

      Section I. Cross-References and Definitions.

            (a) Reference is made to the Agreement. Upon and after the effective date of this Amendment all references to the Agreement in that document, or in any related document, shall mean the Agreement as amended by this Amendment. Except as expressly provided in this Amendment, the execution and delivery of this Amendment does not and will not amend, modify or supplement any provision of, or constitute a consent to or waiver of any noncompliance with the provisions of, the Agreement, and, except as specifically provided in this Amendment, the Agreement shall remain in full force and effect.

            (b) Unless otherwise defined herein, terms used in this Amendment which are defined in the Agreement shall have the same meaning herein as therein.

      Section II. Amendments. The Agreement is hereby amended as of the date hereof as follows:

            (a) by deleting Section 1(c) of the Agreement in its entirety and substituting in lieu thereof the following:

      (c) Change in Control of the Corporation. A "Change in Control of the Corporation" shall be determined in accordance with the definition of "a change in the ownership or effective control of the [C]orporation, or in the ownership of a substantial portion of the assets of the [C]orporation" under Section 409A, and the regulations and other guidance promulgated thereunder (collectively, "IRC 409A"), of the Internal Revenue Code of 1986, as amended (the "Code").

            (b) by deleting Section 5(c)(A) of the Agreement in its entirety and substituting in lieu thereof the following:

      (A) pay to the Executive, in equal monthly installments beginning with the first business day of the month following the Date of Termination, a cash severance amount equal to the Base Salary which the Executive would have earned over the remaining term of this Agreement as of his Date of Termination; provided, however, that if said payments constitute nonqualified deferred compensation pursuant to IRC 409A and if the Executive is a "specified employee" as that term is defined under Code Section 409A(a)(2)(B), the aggregate amount of the first seven installments shall be paid on the first business day of the seventh month following the Date of Termination, with the remaining installment payments to be made on the first business day of each succeeding month; and

            (c) by deleting Section 6(A) of the Agreement in its entirety and substituting in lieu thereof the following:

      (A) immediately pay to the Executive, in a single lump sum payment, a cash amount equal to three (3) times the Executive's Base Salary as of the date of the Change in Control of the Corporation; provided, however, that if said payment constitutes nonqualified deferred compensation pursuant to IRC 409A and if the Executive is a "specified employee" as that term is defined under Code Section 409A(a)(2)(B), the lump sum payment shall be made on the first business day of the seventh month following the date of the Change in Control of the Corporation; and

            (d) by adding the following sentence to the end of Section 8(b) of the Agreement:

            For the sake of clarification, in the event of a Change in Control of the Corporation, the covenants described above in this Section 8(b) will not apply to the Executive regardless of whether or not the Executive voluntarily resigned or was terminated and regardless of whether or not the Executive is entitled to the lump sum cash payment described in Section 6(A).

      Section III. Governing Law. This Amendment shall be construed in accordance with, and governed by, the laws of the State of Indiana.

      Section IV. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties and their respective successors and assigns and all of which taken together shall constitute one and the same agreement.

      Section V. Binding Effect; Benefit. This Amendment shall be binding on, and inure to the benefit of, the parties hereto, and their respective heirs, successors, legal representatives and permitted assigns.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment, or have caused this Amendment to be executed by their duly authorized officers or agents, all as of the day and year first above written.

                                   "Executive"


Date Signed: November 2, 2006      /s/ James D. Rickard
             ----------------      --------------------
                                   James D. Rickard

                                   COMMUNITY BANK SHARES OF INDIANA, INC.
                                   ("Employer")


Date Signed: November 2, 2006      By: /s/ Timothy T. Shea
                                       -------------------
                                       Timothy T. Shea
                                       Chairman of the Board of Directors